Exhibit 25(c)
     ___________________________________________________________________

			  SECURITIES AND EXCHANGE COMMISSION
			       Washington, D. C.  20549
			      _________________________

				      FORM  T-1

			       STATEMENT OF ELIGIBILITY
		       UNDER THE TRUST INDENTURE ACT OF 1939 OF
		      A CORPORATION DESIGNATED TO ACT AS TRUSTEE
		     ___________________________________________

		 CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
		       A TRUSTEE PURSUANT TO SECTION 305(b)(2)
		       ________________________________________

				    CHEMICAL BANK
		 (Exact name of trustee as specified in its charter)

     NEW YORK                                                      13-4994650
     (State of incorporation                                 (I.R.S. employer
     if not a national bank)                              identification No.)

     270 PARK AVENUE
     NEW YORK, NEW YORK                                                 10017
     (Address of principal executive offices)                      (Zip Code)

				  William H. McDavid
				   General Counsel
				   270 Park Avenue
			       New York, New York 10017
				 Tel:  (212) 270-2611
	      (Name, address and telephone number of agent for service)
		    _____________________________________________
			    SYSTEM ENERGY RESOURCES, INC.
		 (Exact name of obligor as specified in its charter)

     ARKANSAS                                                      72-0752777
     (State or other jurisdiction of                         (I.R.S. employer
     incorporation or organization)                       identification No.)

     ECHELON ONE
     1340 ECHELON PARKWAY
     JACKSON, MISSISSIPPI                                               39213
     (Address of principal executive offices)                      (Zip Code)
		     ___________________________________________
			      UNSECURED DEBT SECURITIES
			 (Title of the indenture securities)
		_____________________________________________________

				       GENERAL


     Item 1.   General Information.

	       Furnish the following information as to the trustee:

	       (a) Name and address of each examining or supervising authority to which it is subject.

		    New York State Banking Department, State House, Albany,
		    New York  12110.

		    Board of Governors of the Federal Reserve System,
		    Washington, D.C., 20551

		    Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

		    Federal Deposit Insurance Corporation, Washington, D.C.,
		    20429.


	       (b)  Whether it is authorized to exercise corporate trust powers.

		    Yes.


     Item 2.   Affiliations with the Obligor.

	       If the obligor is an affiliate of the trustee, describe each such affiliation.

	       None.

     Item 16.  List of Exhibits

	       List below all exhibits filed as a part of this Statement of Eligibility.

	       1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985 and December
     2, 1991 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

	       2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

	       3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

	       4.   A copy of the existing By-Laws of the Trustee (see Exhibit
     4 to Form T-1 filed in connection with Registration Statement No. 33-84460, which is incorporated by reference).

	       5.   Not applicable.

	       6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

	       7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

	       8.   Not applicable.

	       9.   Not applicable.

				      SIGNATURE

	       Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Chemical Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 20TH day of JUNE, 1996.

				   CHEMICAL BANK


				   By /s/ W.B. Dodge
				     ------------------------------------------
					  W.B. Dodge
					  Vice President

				Exhibit 7 to Form T-1


				   Bank Call Notice

				RESERVE DISTRICT NO. 2
			 CONSOLIDATED REPORT OF CONDITION OF

				    Chemical Bank
		     of 270 Park Avenue, New York, New York 10017
			and Foreign and Domestic Subsidiaries,
		       a member of the Federal Reserve System,

		     at the close of business March 31, 1996, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

							    DOLLAR AMOUNTS
			      ASSETS                          IN MILLIONS

     Cash and balances due from depository institutions:
	       Noninterest-bearing balances and
	       currency and coin . . . . . . . .                $  3,391
	       Interest-bearing balances . . . .                   2,075
     Securities: . . . . . . . . . . . . . . . .
     Held to maturity securities . . . . . . . .                   3,607
     Available for sale securities . . . . . . .                  29,029
     Federal Funds sold and securities purchased under
	     agreements to resell in domestic offices of the
	     bank and of its Edge and Agreement subsidiaries,
	     and in IBF's:
	     Federal funds sold  . . . . . . . .                   1,264
	     Securities purchased under agreements to resell         354
     Loans and lease financing receivables:
	     Loans and leases, net of unearned income  $73,216
	     Less: Allowance for loan and lease losses   1,854
	     Less: Allocated transfer risk reserve         104
						       -------
	     Loans and leases, net of unearned income,
	     allowance, and reserve  . . . . . .                  71,258
     Trading Assets  . . . . . . . . . . . . . .                  25,919
     Premises and fixed assets (including capitalized
	     leases) . . . . . . . . . . . . . .                   1,337
     Other real estate owned . . . . . . . . . .                      30
     Investments in unconsolidated subsidiaries and
	     associated companies  . . . . . . .                     187
     Customer's liability to this bank on acceptances
	     outstanding . . . . . . . . . . . .                   1,082
     Intangible assets . . . . . . . . . . . . .                     419
     Other assets  . . . . . . . . . . . . . . .                   7,406
								--------

     TOTAL ASSETS  . . . . . . . . . . . . . . .                $147,358
								========

				     LIABILITIES

     Deposits
	     In domestic offices . . . . . . . .                 $45,786
	     Noninterest-bearing . $14,972
	     Interest-bearing  . .  30,814
				   -------
	     In foreign offices, Edge and Agreement subsidiaries,
	     and IBF's . . . . . . . . . . . . .                  36,550
	       Noninterest-bearing $   202
	       Interest-bearing  .  36,348
				   -------

     Federal funds purchased and securities sold under agree-
     ments to repurchase in domestic offices of the bank and
	     of its Edge and Agreement subsidiaries, and in IBF's
	     Federal funds purchased . . . . . .                  11,412
	     Securities sold under agreements to repurchase        2,444
     Demand notes issued to the U.S. Treasury  .                     699
     Trading liabilities . . . . . . . . . . . .                  19,998
     Other Borrowed money:
	     With a remaining maturity of one year or less        11,305
	     With a remaining maturity of more than one year         130
     Mortgage indebtedness and obligations under capitalized
	     leases  . . . . . . . . . . . . . .                      13
     Bank's liability on acceptances executed and outstanding      1,089
     Subordinated notes and debentures . . . . .                   3,411
     Other liabilities . . . . . . . . . . . . .                   6,778

     TOTAL LIABILITIES . . . . . . . . . . . . .                 139,615
								 -------


				    EQUITY CAPITAL

     Common stock  . . . . . . . . . . . . . . .                     620
     Surplus     . . . . . . . . . . . . . . . .                   4,664
     Undivided profits and capital reserves  . .                   3,058
     Net unrealized holding gains (Losses)
     on available-for-sale securities  . . . . .                    (607)
     Cumulative foreign currency translation
	     adjustments . . . . . . . . . . . .                       8

     TOTAL EQUITY CAPITAL  . . . . . . . . . . .                   7,743
								  ------
     TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
	     STOCK AND EQUITY CAPITAL  . . . . .                $147,358
								========

     I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the in-structions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.
			      JOSEPH L. SCLAFANI

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in-structions issued by the appropriate Federal regulatory authority and is true and correct.

			      WALTER V. SHIPLEY        )
			      EDWARD D. MILLER         ) DIRECTORS
			      THOMAS G. LABRECQUE      )